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                                  GFS BANCORP, INC.
                                  CASH-ONLY SAR PLAN
                               ------------------------

                                   FIRST AMENDMENT

                               ------------------------


     WHEREAS, GFS Bancorp, Inc. (the "Company") maintains the GFS Bancorp, Inc. Cash-only SAR Plan (the "Plan"), and the Company has determined that (i) it is in the best interests of the Company, its stockholders, and the option holders under its stock option plans to amend the Plan by revising the definition of "Market Value" and (ii) the amendment is an immaterial change to the Plan; and

     WHEREAS, the Company's Board of Directors previously approved resolutions that gave the Company's President the authority to make necessary immaterial changes to the Plan without obtaining Board approval.

     NOW, THEREFORE, the Plan shall be amended as follows, effective immediately.

     1. The definition of "Market Value" under Article I of the Plan shall be revised in its entirety to read and provide as follows:

          "Market Value" means the closing bid price of the Company's common stock on the date the Participant exercises his SAR.

     2. Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the Plan or stock appreciation right agreement entered into thereunder, other than as stated above.

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                                  GFS BANCORP, INC.

                             ---------------------------

                                  CASH-ONLY SAR PLAN

                             ---------------------------


     The Board of Directors of GFS Bancorp, Inc. has adopted this Plan, effective on the Closing Date.


                                      ARTICLE I

                                     DEFINITIONS

     "Agreement" means a written agreement, substantially in the form attached as Exhibit "A", by which the Company grants a Cash-Only SAR. Each such Agreement shall constitute a binding contract between the Company and the Participant, and each Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.

     "Bank" means First Federal Savings Bank of Siouxland.

     "Beneficiary" means the personal representative(s) of a deceased Participant's estate or the person or persons to whom his or her rights have passed by will or by the laws of descent and distribution. In the absence of a valid beneficiary designation, a Participant's estate shall automatically be deemed the Participant's Beneficiary for purposes of the Plan.

     "Board" means the Board of Directors of the Company through the Closing Date, and thereafter the Board of Directors of the Bank.

     "Cash-Only SAR" means a cash-only stock appreciation right granted pursuant to Article III hereof.

     "Closing Date" means the date on which the Bank closes its merger with Grinnell.

     "Committee" means the committee appointed to administer the Plan pursuant to Article II hereof.

     "Company" means GFS Bancorp, Inc. through the Closing Date, and thereafter shall mean First Federal Savings Bank of Siouxland.

     "Director" means a member of the Board.


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     "Effective Date" means the Closing Date.

     "Employee" means any person employed by the Company.

     "Grinnell" means, collectively, Grinnell Federal Savings Bank and GFS Bancorp, Inc., unless the context clearly requires a different meaning.

     "Market Value" means the fair market value of the Company's common stock. If the common stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the exercise price shall be the mean between the bid and asked price on such date. If the common stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee.

     "Merger Agreement" means the merger agreement between the Bank and Grinnell.

     "Participant" means anyone who holds a Surrendered Option.

     "Plan" means this GFS Bancorp, Inc. Cash-Only SAR Plan, which shall be automatically assumed by the Bank on the Closing Date and thereafter be known as the First Federal Bank of Siouxland Cash-Only SAR Plan.

     "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     "Shares" means shares of common stock of the Company (or any successor entity).

     "Surrendered Option" means a stock option that (i) was granted under a stock option plan maintained by Grinnell, and (ii) is outstanding, exercisable, and not exercised on the Closing Date.


                                      ARTICLE II

                                 PLAN ADMINISTRATION

     The Plan shall be administered by the Committee, which shall consist of at least two (2) non-Employee Directors who are appointed by the Board. All persons designated as members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board.


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     The Committee shall have discretionary authority (but only to the extent not contrary to the express provisions of the Plan, any Agreement, or resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Cash-Only SARs to be issued in the form of Agreements under the Plan and to make other determinations necessary or advisable for the administration of the Plan. Any member of the Committee may execute Agreements on behalf of the Bank and cause them to be delivered to Participants. In addition, the Committee shall have and may exercise such other power and authority as may be specifically delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     All decisions, determinations and interpretations made by the Committee in accordance with the Plan shall be final and conclusive on all persons affected thereby. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Agreement to the full extent provided for under the Company's governing instruments and applicable law.

                                     ARTICLE III

                               GRANTS OF CASH-ONLY SARS

     Subject to the terms of the Plan, the Committee shall grant Cash-Only SARs pursuant to an Agreement which shall be entered into with each director, officer, or employee of Grinnell who holds a Surrendered Option on the Closing Date. Subject to the requirements of Section 7.12(a) and (d) of the Merger Agreement, each Participant shall surrender his or her Surrendered Options for Cash-Only SARs in an amount and having an exercise price that, in the aggregate, gives each such Participant an equivalent value of Cash-Only SARs for his or her Surrendered Options. In addition, the terms of exercise, exercisability, and expiration of each Cash-Only SAR shall mirror those of the Surrendered Option, and shall be specifically stated in the Agreement.

                                      ARTICLE IV

                             SETTLEMENT OF CASH-ONLY SARS

     A Participant (or the Beneficiary of a deceased Participant) may elect to exercise his or her Cash-Only SARs at any time and from time to time with respect to any or all of the Shares subject thereto. A Participant shall make such an election (i) in writing, (ii) by specifically stating the number of Shares as to which the Cash-Only SAR is being exercised, and (iii) by delivering notice of said election by certified mail addressed to the Bank's President or Treasurer.

     As soon as reasonably practicable after receiving an election to exercise Cash-Only SARs, the Bank shall make a lump sum payment, in cash, to the Participant (or the Beneficiary of a


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

deceased Participant). The amount of such payment shall equal the product obtained when the number of Shares as to which the Cash-Only SAR is being exercised is multiplied by the excess (if any) of the Market Value per Share over the exercise price per Share applicable to the Cash-Only SAR.

     Notwithstanding the foregoing: the Bank may reduce any cash payment to the Participant by an amount sufficient to satisfy applicable federal, state, or local income tax withholding obligations.


                                      ARTICLE V

                                  SOURCE OF PAYMENTS

     The Company's obligation to make payments pursuant to the Plan shall constitute an unfunded, unsecured promise by the Company to provide cash payments as and to the extent such payments become due. Payments shall be made from the general assets of the Company, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Company). In no event shall any Participant have the right to be paid in Shares of common stock of the Bank or any other company.


                                      ARTICLE VI

                                      ASSIGNMENT

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his Beneficiary nor any other person or persons shall have any right to sell, assign, transfer, encumber and pledge or otherwise convey any Cash-Only SAR, which Cash-Only SARs are expressly declared to be nonassignable and nontransferable.


                                     ARTICLE VII

                               NO RETENTION OF SERVICES

     This Plan shall not be deemed to constitute a contract of employment between the Company and/or the Bank and any Participant, and no Employee or Participant shall have a right to be granted a Cash-Only SAR or, having received such a grant, the right to again be granted a Cash-Only SAR.



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

                                     ARTICLE VIII

                              AMENDMENT AND TERMINATION

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any Agreement or rights of the Participant under the Plan.

                                      ARTICLE IX

                       RECAPITALIZATION; REORGANIZATION OR SALE

     The number and kind of Shares subject to Cash-Only SAR under the Plan, and the number and kind of Shares subject to Surrendered Options, and the exercise prices thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of Shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of Shares, or similar event in which the number or kind of Shares is changed without the receipt or payment of consideration by the Company.

     In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or
(iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Cash-Only SARs, together with the exercise prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of Shares or other securities which results from the Transaction.

     The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Article IX, without having made adequate provision for the fulfillment of its obligation hereunder.


                                      ARTICLE X

                                      STATE LAW

     This Plan shall be construed and governed in all respects under and by the laws of the State of Iowa, to the extent not preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.



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

                                      ARTICLE XI

                                       HEADINGS

     Heading and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan.














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